Agenda Process Update 1 Valuation Considerations 2 Next Steps 3 PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT 2

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2 Discounted Equity Value – Based on CY2025E LFCF (1)(2)(4) Street and Management Cases; Value at 12/31/2024 Discounted to 9/12/2022 $MM, Except Where Noted Street Case Management Case Street Case Management Case 2025E Revenue 585 697 2025E FCF 143 208 2025E FCF Margin 24.4% 29.8% 2025E Multiple 35.0x 35.0x Implied Future EV $5,002 $7,284 Current FDSO 185.0 185.1 (5) Annual Basic Share Increase 0 8% 1.0% Future FDSO 189.4 190.7 Future Price per Share $26.40 $38.20 Cost of Equity (Ke) 12.3% 12.3% Discount Period (Years) 2 30 2.30 Price Per Share NPV $20.22 $29.26 Implied Fully-Diluted Future Discounted Fully-Diluted (3) Share Price (at Dec 2024) Future Share Price Street Case Management Case Street Case Management Case CY2025E LFCF, Margin P / NTM Multiple $143 $208 24% 30% 30.0x $22.65 $32.77 $17.35 $25.09 35.0x $26.40 $38.20 $20.22 $29.26 Current Discounted 2.3 Years at 12.3% Cost NTM of Equity Multiple 39.2x 40.0x $30.15 $43.64 $23.09 $33.42 @$19.41 45.0x $33.91 $49.08 $25.97 $37.59 Notes 4. Current FDSO based on implied share price; represents annualized increase in basic shares through 12/31/2023 1. Market data and consensus as of 9/12/2022 5. Share creep calculated based on projected cumulative SBC divided by current share price to determine CAGR over the period 2. Management reflects forecast provided by Management on 8/12/2022 2022 to 2025 3. Cost of equity of 12.3% based on 1.49 Barra predicted beta, 3.4% risk-free rate and 6.0% market risk premium PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT 10

2 Long Term Orange Financial Profile (1)(2) $MM, unless otherwise noted Extrapolations reviewed and approved by management Terminal CY19A CY20A CY21A CY22E CY23E CY24E CY25E CY26E CY27E CY28E CY29E CY30E CY31E CY32E Year Select DCF Input Financials Revenue 121 175 246 336 440 555 697 854 1,020 1,186 1,344 1,480 1,585 1,649 1,706 % Revenue Growth 45% 41% 36% 31% 26% 26% 22% 19% 16% 13% 10% 7% 4% 3% Adj. EBITDA 1 16 42 49 75 132 213 282 360 447 537 612 676 725 751 Margin % 1% 9% 17% 15% 17% 24% 31% 33% 35% 38% 40% 41% 43% 44% 44% D & A 8 12 14 14 16 21 25 26 31 36 40 44 48 49 51 % of Revenue 7% 7% 6% 4% 4% 4% 4% 3% 3% 3% 3% 3% 3% 3% 3% CapEx + Capitalized Content (17) (13) (12) (21) (25) (18) (20) (26) (31) (36) (40) (44) (48) (49) (51) % of Revenue 14% 8% 5% 6% 6% 3% 3% 3% 3% 3% 3% 3% 3% 3% 3% SBC (118) (5) (18) (26) (39) (42) (42) (43) (51) (59) (67) (74) (79) (82) (85) % of Revenue 98% 3% 8% 8% 9% 8% 6% 5% 5% 5% 5% 5% 5% 5% 5% Cash Taxes 0 0 (1) (1) (5) (25) (44) (53) (70) (88) (107) (123) (137) (148) (154) Rate % 5% 54% 8% 8% 25% 36% 30% 25% 25% 25% 25% 25% 25% 25% 25% Change in NWC 35 35 50 64 65 69 63 78 83 83 79 68 52 32 29 % Change in Revenue 64% 71% 72% 62% 60% 44% 50% 50% 50% 50% 50% 50% 50% 50% uFCF (99) 32 61 66 71 116 171 238 292 347 401 438 465 477 490 % of Revenue (82%) 18% 25% 20% 16% 21% 24% 28% 29% 29% 30% 30% 29% 29% 29% EBITDA % - uFCF % 83% (9%) (8%) (5%) 1% 3% 6% 5% 7% 8% 10% 12% 13% 15% 15% Notes 1. Management case through to FY2025 reflects forecasts provided by Management on 8/12/2022 2. Extrapolations were reviewed and approved by Management on 9/1/2022 PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT 11

2 Discounted Cash Flow Analysis Preliminary Discounted Cash Flow Analysis $MM Discounted Cash Flow Analysis Perpetuity Growth Rate 3.0% 3.5% 4.0% Discount Rate 13.3% 12.3% 11.3% 13.3% 12.3% 11.3% 13.3% 12.3% 11.3% Implied Valuation NPV of UFCF 1,440 1,513 1,590 1,440 1,513 1,590 1,440 1,513 1,590 FV of Terminal Value 4,904 5,432 6,088 5,179 5,769 6,510 5,485 6,147 6,991 PV of Terminal Value 1,500 1,807 2,205 1,584 1,919 2,358 1,677 2,045 2,532 Aggregate Value 2,940 3,320 3,795 3,024 3,432 3,948 3,117 3,557 4,122 Net Cash 315 315 315 315 315 315 315 315 315 Equity Value 3,255 3,635 4,111 3,339 3,747 4,264 3,433 3,873 4,438 FDSO 185.0 185.2 185.3 185.1 185.2 185.4 185.1 185.3 185.4 Price / Share $17.59 $19.63 $22.18 $18.04 $20.23 $23.00 $18.54 $20.90 $23.93 % Premium / (Discount) to Current (9%) 1% 14% (7%) 4% 18% (4%) 8% 23% % of Aggregate Value UFCF 49% 46% 42% 48% 44% 40% 46% 43% 39% Terminal Value 51% 54% 58% 52% 56% 60% 54% 57% 61% Implied Terminal EBITDA Multiple 6.5x 7.2x 8.1x 6.9x 7.7x 8.7x 7.3x 8.2x 9.3x Implied Exit FCF Multiple (P/LFCF) 10.7x 11.7x 13.1x 11.2x 12.4x 13.9x 11.8x 13.2x 14.9x (2)(5) (2)(3) (4)(5) Share Price Sensitivity Implied Exit Multiples Revenue and FCF Sensitivity $/Share, Growth declines to 4% by 2032; EBITDA margin X, Growth declines to 4% by 2032; EBITDA margin $/Share, FY2032 Revenue Growth (linear decline from increases to 44% increases to 44%; Assumes 12.3% WACC FY2026) 2032 Revenue Growth Multiple WACC AV / Revenue AV / EBITDA P / FCF 2% 4% 8% 12% 16% 13.3% 12.8% 12.3% 11.8% 11.3% 2.5% 3.0x 6.8x 11.1x 34% $14.96 $15.77 $17.51 $19.46 $21.61 2.5% $17.18 $18.05 $19.09 $20.16 $21.45 39% $17.06 $18.00 $20.02 $22.27 $24.77 3.0% $17.59 $18.52 $19.63 $20.78 $22.18 3.0% 3.2x 7.2x 11.7x 3.5% $18.04 $19.04 $20.23 $21.48 $23.00 3.5% 3.4x 7.7x 12.4x 44% $19.17 $20.23 $22.53 $25.08 $27.92 4.0% $18.54 $19.61 $20.90 $22.27 $23.93 4.0% 3.6x 8.2x 13.2x 49% $21.28 $22.46 $25.03 $27.89 $31.07 4.5% $19.10 $20.26 $21.66 $23.16 $25.00 4.5% 3.9x 8.8x 14.1x 54% $23.38 $24.69 $27.54 $30.71 $34.22 Notes Range from Football Field (p. 7) 1. Management case through to FY2025 reflects forecasts provided by Management on 8/12/2022 2. Extrapolations were reviewed and approved by Management on 9/1/2022 3. Calculated as implied exited aggregate value divided by relevant perpetual operating metric 4. Table assumes 12 3% WACC and 3.5% PGR 5. FDSO based on basic share count and dilutive securities schedule per latest filing 6. CY2023E NPV of uFCF stubbed for mid-year PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT 12 PGR PGR Terminal EBITDA Margin

Morgan Stanley e Next Steps - Process *** • • 1. - 2 . • 1. 2. 3. PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT 16

3 Next Steps – Communications In Case of Proposal by • – *** – – • – – – – – – • – – PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT 17

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3 Sponsor and Strategic Outreach Considerations *** Sponsors Strategics Tier 1A Tier 1 Tier 1B Tier 2 Tier 2 Outreach Has Occurred PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT 19

APPENDIX Reference Materials PRELIMINARY AND CONFIDENTIAL DRAFT 20

(1) Orange Comparable Company Operational Benchmarking CY2023E (2) (3) CY2023E Revenue Growth (%) CY2023E Adj. EBITDA Margin (%) CY2023E Free Cash Flow Margin (%) CY2023E Rule of (%) 56 17 25 31 Management Management Management Street 49 17 24 24 Street Street Street Management 68 44 37 31 ZoomInfo Sprout Social ZoomInfo ZoomInfo 48 22 19 30 Atlassian ZoomInfo Jamf Atlassian 40 20 18 30 Jamf Asana DocuSign DocuSign 38 29 19 18 Hubspot Smartsheet Atlassian Jamf 36 28 12 14 Sprout Social Atlassian Hubspot Hubspot 32 4 6 24 Smartsheet Hubspot PagerDuty PagerDuty 30 (0) 5 24 PagerDuty PagerDuty Sprout Social Sprout Social 4 29 23 (1) DocuSign Jamf Smartsheet Smartsheet 12 (32) (18) 11 Asana DocuSign Asana Asana 39 36 69 37 Crowdstrike Crowdstr ke Qualys Qualys 55 20 32 32 Zscaler Zscaler Crowdstrike Crowdstrike 53 16 23 29 Qualys Okta Zscaler Zscaler 38 21 12 17 Tenable Rapid7 Tenable Tenable 36 21 9 11 Okta Tenable Rapid7 Rapid7 17 7 32 0 Rapid7 Qualys Okta Okta Source: Capital IQ, Thomson Consensus, Company Management Notes 1. Market data and consensus estimates as of 9/12/2022 Orange Estimates High Growth Software High Growth Security 2. Management reflects forecast provided by Management on 8/12/2022 3. Free cash flow calculated as operating cash flow less capital expenditures 4. Rule of defined as the sum of revenue growth and free cash flow margin PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT REFERENCE MATERIALS 26

Broker Estimates for Orange (1) Select Analyst Estimates and Targets $MM, except per share data Following Q2’22 Earnings Announcement, broker price targets range decreased from $19-$29 Revenue Gross Margin Adj. EBITDA Free Cash Flow Current Price Target Valuation Broker Date of Report Rating Price Target Methodology Methodology CY22E CY23E CY24E CY22E CY23E CY24E CY22E CY23E CY24E CY22E CY23E CY24E ~12x CY2023E AV / Cowen Cowen 8/4/2022 Outperform 28.00 AV / FCF $335 $415 - 87% 87% - - - - $87 $123 - Revenue DCF (20x CY2032 Truist Truist 8/4/2022 Buy 28.00 AV / FCF, DCF $334 $424 - 86% 85% - $54 $59 - $81 $98 - FCF TV) DCF (25x CY2026E Piper Sandler Piper Sandler 8/4/2022 Overweight 25.00 AV / FCF, DCF $334 $421 - 87% 85% - - - - $83 $114 - FCF) ~40x CY2023E AV / AV / Revenue, Canaccord Canaccord 8/4/2022 Buy 25.00 $334 $421 - 87% 87% - - - - $80 $105 - FCF AV / FCF - 10x CY2023E AV / Stephens Stephens 8/4/2022 Overweight 25.00 AV / Revenue $334 $422 $515 88% 87% 87% $53 $72 $98 $81 $114 - Revenue 9.7x AV / CY2023E Needham Needham 8/4/2022 Buy 24.00 AV / Revenue $334 $415 $507 87% 87% 87% - - - $80 $107 $133 Revenue 85% 7.5x AV / Goldman Sachs GS 8/4/2022 Buy 22.00 Revenue; 15% AV / Revenue $332 $412 $492 86% 85% 85% $46 $65 $90 $64 $106 $146 Strategic Ppaids 25x CY2027E Morgan Stanley MS 8/4/2022 Equal Weight 21.00 AV / FCF $333 $413 $502 86% 86% 87% $46 $60 $93 $85 $84 $115 AV/FCF 7x CY2023E AV / Bank of America BofA 8/4/2022 Buy 20.00 AV / Revenue $334 $420 $521 87% 85% 85% $57 $72 $97 $79 $98 $110 Revenue 8.0x CY2023E AV / Citi Citi 8/5/2022 Neutral 20.00 AV / Revenue $334 $394 $484 83% 78% 78% $52 $63 $79 $84 $98 $126 Revenue 8.0x CY2023E AV / UBS UBS 8/4/2022 Neutral 19.00 AV / Revenue $333 $407 $475 87% 87% 88% $60 $75 $89 $82 $95 $109 Revenue Mean $23.36 $334 $415 $499 87% 85% 85% $53 $66 $91 $81 $104 $123 Median $24.00 $334 $415 $502 87% 86% 87% $53 $65 $92 $81 $105 $121 Post earnings, median CY22 revenue estimates increased from $332; CY23 estimates Notes decreased from $417 1. Latest available broker estimates, excludes Berenberg due to price target as of 2/17/2022 PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT REFERENCE MATERIALS 27

WACC Calculation (1)(2) (1) Predicted Beta Orange WACC Analysis 1.6 WACC Calculation 1.5 Low Base High 1.4 Market Risk Premium 6.0% 6.0% 6.0% (2) 1.3 Barra Predicted Beta 1.49 1.49 1.49 1.2 Risk Free Rate - 10-Year Spot as of 09/12/22 3.4% 3.4% 3.4% 1.1 Sensitivity Adjustment (1.0%) 0.0% 1.0% Cost of Equity 11.3% 12.3% 13.3% 1 Equity / Total Capitalization 100.0% 100.0% 100.0% Pre-Tax Cost of Debt - - - Tax Rate 25% 25% 25% After-Tax Cost of Debt - - - Total Debt / Total Capitalization - - - WACC 11.3% 12.3% 13.3% Notes 1. Market data as of 9/12/2022 2. Barra Beta per Capital IQ as of 9/12/2022 PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT REFERENCE MATERIALS 28 Apr-21 Jun-21 Aug-21 Oct-21 Dec-21 Feb-22 Apr-22 Jun-22 Sep-22

Orange Capitalization Summary and Aggregate Value Build (1)(2)(3) $MM, Except Where Noted Current Spot Current Share Price ($) $19.41 Basic Total Shares Outstanding (#MM) 175.7 Shares Weighted Avg Diluted Shares Outstanding Dilutive Instruments (#MM) Strike Price ($) (#MM) RSUs Outstanding 2.79 0.00 2.79 Options Outstanding 8.04 $3.25 6.69 Total 9.48 Debt Amount Total Debt - Fully Diluted Shares Outstanding (#MM) 185.2 Fully Diluted Equity Value $3,594 (+) Debt Principal - (-) Cash ($315) Fully Diluted Aggregate Value $3,279 Notes 1. Market data as of 9/12/2022 2. Debt balance, options, and RSUs as of 6/30/2022 3. Assumes $315MM Cash and 175.7MM basic shares outstanding as of 6/30/2022 per 10Q PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT REFERENCE MATERIALS 29

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